UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2006

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Tuttle Crossing Boulevard, P.O. Box 5000, Dublin, Ohio	43016-5555
(Address of principal executive offices)	(Zip Code)

(614) 356-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2006, Dominion Homes, Inc. (the “Company”), announced that William G. Cornely has accepted a position with the Company as Chief Financial Officer and Senior Vice President of Finance. Mr. Cornely, 56, served as Executive Vice President, Chief Operating Officer and Treasurer of Glimcher Realty Trust (“Glimcher”) from March 1998 to April 2005. Mr. Cornely also served as Chief Financial Officer of Glimcher from April 1997 to June 2002, and as a member of the Board of Trustees from October 1999 to May 2004. Prior to that time, Mr. Cornely was an Audit Partner with the accounting firm of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand). Mr. Cornely had been working as a consultant to the Company since November 2005 to assist management with the negotiation of modifications and an extension to the Company’s current credit facility. As SVP of Finance and CFO, Mr. Cornely will receive an annual base salary of $250,000 and such other benefits as are generally available to senior executive of the Company. The Company is currently negotiating the terms of an employment agreement with Mr. Cornely, which agreement will be effective upon approval by the Board of Directors. A copy of the Company’s press release concerning this announcement is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 17, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Douglas G. Borror
Douglas G. Borror,
Chief Executive Officer, Chairman and President

Date: January 17, 2006